Exhibit 24.2

Hyundai ABS Funding Corporation
3161 Michelson Drive, Suite 1900
Irvine, California 92612

December 14, 2012

I, Weni C. Gieseking, am Assistant Secretary of Hyundai ABS Funding Corporation (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company on November 29, 2012, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Weni C. Gieseking
By: Weni C. Gieseking
Title: Assistant Secretary

I, Sukjin Oh, as Vice President and Treasurer of the Company, certify that Weni C. Gieseking is the duly elected and qualified Assistant Secretary of the Company and that the signature above is her signature.

EXECUTED as of December 14, 2012

/s/ Sukjin Oh
By: Sukjin Oh
Title: Vice President and Treasurer

* * *

RESOLVED, that Min Sok Randy Park, Sukjin Oh and Weni C. Gieseking and any of them acting alone (each, an “Authorized Officer”) are hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) the registration statement on Form S-3 in an amount to be determined by an Authorized Officer, of asset-backed securities (the “Securities”) and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, one or more forms of prospectus supplement, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act of 1933 (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds or letters or agreements relating to the asset-backed securities issued in connection with the Registration Statement, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing.

RESOLVED, the President of the Company shall be deemed to be the “principal executive officer” of the Company within the meaning of General Instruction V to Form S-3 and the Vice President of the Company shall be deemed to be the “principal financial officer” and “principal accounting officer” of the Company within the meaning of General Instruction V to Form S-3.

RESOLVED, the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the board of directors and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each member of the board of directors and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement.